UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MD HOLDINGS CORP.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

135 Carolstowne Road Reisterstown, Maryland	21136
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  Form SB-2; SEC File Number: 333-149013

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, par value $0.001 per share, of MD Holdings Corp. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form SB-2 (File No. 333-149013) (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 1, 2008, and amended on Form S-1/A filed on April 10, 2008, June 16, 2008, July 1, 2008, July 16, 2008 and July 23, 2008, and Post Effective Amendment on June 16, 2009,  is incorporated by reference herein.

ITEM 2.	EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registration Statement.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

Exhibit No.	Document Description

3.1	Articles of Incorporation dated December 13, 2006.
3.2	Bylaws.
3.3	Certification of Amendment to Articles of Incorporation dated January 28, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MD HOLDINGS CORP.

Date: November 5, 2009	By:	/s/ Marshall Davis
Chief Executive Officer, Chief Financial Officer and Director